Exhibit 99.2

Houston, Texas USA
Beijing, P.R. China
Taiyuan City, P.R. China

News Release: 2012-20

Far East Energy Provides Additional Information Regarding Extension of Facility Agreement

Houston, Texas – December 20, 2012 - Far East Energy Corporation (OTCBB:FEEC) today provided additional information regarding the extension of its bridge facility agreement with Standard Chartered Bank. Far East noted that the purpose of the extension announced yesterday, December 19, 2012, is to provide the Company additional time to complete the currently ongoing process of final documentation with an investor for a private placement of senior secured notes.

As announced yesterday, the termination date of the facility agreement was extended to January 15, 2013, subject to an earlier date if the investor and other participants to the currently contemplated private placement of senior secured notes notify Far East or Standard Chartered of an intention not to proceed with such private placement. It is believed that the extension to January 15, 2013, provides sufficient time for the current closing documents to be finalized and executed. If the transaction that is currently in the process of final documentation does not close or fund by January 15, 2013, then Far East intends to seek an extension and/or pursue investment from the other interested investors.

Far East Energy (Bermuda), Ltd. and its management, due to applicable rules and regulations, are at this time prohibited from making further detailed statements related to the potential senior secured notes transaction , which is being conducted as a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”).

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor any sale of these securities in any state in which such offer, solicitation or sale be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This press release contains forward-looking statements. Forward-looking statements give Far East Energy Corporation’s current expectations or forecasts of future events based on management's beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in Far East Energy Corporation’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Forward-looking statements in this press release relate to, among other things, the closing of the private placement and the use of proceeds therefrom. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, Far East

Energy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

363 N. Sam Houston Parkway E., Suite 380 Houston, TX 77060 Telephone: 832-598-0470 Facsimile: 832-598-0479

 Room 806-811, Floor 30, Tower A, Tian Yuan Gang Center C2, North Road, East Third Ring Road, Chaoyang District, Beijing, 100027 P.R. China

Telephone: 011-86-10-8441-7070 Facsimile: 011-86-10-8441-7685

Far East Energy Corporation

Based in Houston, Texas, with offices in Beijing, and Taiyuan City, China, Far East Energy Corporation is focused on coalbed methane exploration and development in China.

Contact:

Investor Relations – 281-606-1600
Far East Energy Corporation
Investorrelations@fareastenergy.com

Bruce Huff – 832-598-0470	Catherine Gay – 832-598-0470
Far East Energy Corporation	Far East Energy Corporation
bhuff@fareastenergy.com	cgay@fareastenergy.com

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